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                                                                    EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the inclusion in this Current Report on Form 8-K (dated November 2, 1998) filed with the Securities and Exchange Commission by AIMCO Properties, L.P. of our report dated February 11, 1998, except for Note 1 as to which the date is October 16, 1998, with respect to the audit of the Historical Summary of Gross Income and Direct Operating Expenses of Realty Apartment Communities I included as Exhibit 99.2 to the Form 8-K/A Amendment No. 3.

We also consent to the incorporation by reference of such report in AIMCO Properties, L.P.'s Registration Statement on Form S-3 (No. 333-61409) filed with the Securities and Exchange Commission.



                                       /s/ BEERS & CUTLER PLLC

Washington, D.C.
February 9, 1999